As filed with the Securities and Exchange Commission on March 28, 2013

Registration No. 333-114398

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	23-2588479
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts 02111

(Address of Principal Executive Offices)  (Zip Code)

THE IRON MOUNTAIN COMPANIES 401(k) PLAN

(Full title of the plan)

William L. Meaney

President and Chief Executive Officer and Director

Iron Mountain Incorporated

745 Atlantic Avenue

Boston, Massachusetts 02111

(617) 535-4766

 (Name, address and telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-114398) filed on April 12, 2004 by Iron Mountain Incorporated (the “Company”),  as previously amended by Post-Effective Amendment No. 1 filed on June 3, 2005 (together, the “Registration Statement”).   The Registration Statement registered 500,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and an indeterminate amount of interests (the “Interests”) that could be purchased by participants pursuant to The Iron Mountain Companies 401(k) Plan (the “Plan”).

In 2012, the Company amended the Plan such that participants were no longer able to make additional investments and were required to fully liquidate any existing investments in the Company’s Common Stock pursuant to the Plan.  This Post-Effective Amendment is being filed to deregister all 500,000 previously registered shares of Common Stock and Interests or such lesser portion that remain unsold or otherwise unissued as of the date of this Post-Effective Amendment and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, state of Massachusetts, on March 28, 2013.

IRON MOUNTAIN INCORPORATED

By:	/s/ Brian P. McKeon
Brian P. McKeon
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William L. Meaney	President and Chief Executive Officer and Director	March 28, 2013
William L. Meaney

/s/ Brian P. McKeon	Executive Vice President and Chief Financial Officer
Brian P. McKeon	(Principal Financial Officer and	March 28, 2013
Principal Accounting Officer)

/s/ Ted R. Antenucci	Director	March 28, 2013
Ted R. Antenucci

/s/ Clarke H. Bailey	Director	March 28, 2013
Clarke H. Bailey

/s/ Kent P. Dauten	Director	March 28, 2013
Kent P. Dauten

/s/ Paul F. Deninger	Director	March 28, 2013
Paul F. Deninger

/s/ Per-Kristian Halvorsen	Director	March 28, 2013
Per-Kristian Halvorsen

/s/ Michael W. Lamach	Director	March 28, 2013
Michael W. Lamach

/s/ Arthur D. Little	Director	March 28, 2013
Arthur D. Little

/s/ Allan Z. Loren	Director	March 28, 2013
Allan Z. Loren

/s/ Vincent J. Ryan	Director	March 28, 2013
Vincent J. Ryan

/s/ Laurie A. Tucker	Director	March 28, 2013
Laurie A. Tucker

/s/ Alfred J. Verrecchia	Director	March 28, 2013
Alfred J. Verrecchia

Pursuant to the requirements of the Securities Act of 1933, the Retirement Plan Committee, as administrator of the Plan, has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, city of Boston, state of Massachusetts, on March 28, 2013.

THE IRON MOUNTAIN COMPANIES 401(k) PLAN

Retirement Plan Committee

By:	/s/ John P. Lawrence
John P. Lawrence
Member, Retirement Plan Committee